UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  May 2, 2000


                      SUPERIOR ENERGY SERVICES, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                    0-20310                 75-2379388
(STATE OR OTHER JURISDICTION        (COMMISSION             (IRS EMPLOYER
     OF INCORPORATION)              FILE NUMBER)          IDENTIFICATION NO.)




                    1105 Peters Road, Harvey, Louisiana         70058
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)



                              (504) 362-4321
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



ITEM 5.   OTHER EVENTS.

     On May 2, 2000, Superior Energy Services, Inc. (the "Company"), entered into an Underwriting Agreement (the "Underwriting Agreement") with Johnson Rice & Company L.L.C. ("Johnson Rice") for the sale of 6,350,000 shares of its common stock, $.001 par value per share. The Underwriting Agreement is included as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The offering will be made on a firm commitment basis, and under the terms of the Underwriting Agreement Johnson Rice has an option to purchase an additional 950,000 shares of common stock to cover over-allotments.

     The offering will generate approximately $54.95 million in net proceeds to the Company, which will be used to repay amounts owed under its revolving credit facility, to fund acquisitions and for general corporate purposes. The closing date for the offering is scheduled for May 5, 2000.

     On May 2, 2000, the Company issued a press release announcing the offering, which is included as Exhibit 99 to this Form 8-K and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

          1.1 Underwriting Agreement dated May 2, 2000 between Superior Energy Services, Inc. and Johnson Rice & Company L.L.C.

          99 Press release issued by Superior Energy Services, Inc. on May 2, 2000.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SUPERIOR ENERGY SERVICES, INC.



                              By: /s/ Robert S. Taylor
                                 ----------------------------------
                                       Robert S. Taylor
                                    Chief Financial Officer

Dated: May 2, 2000